STATE STREET BANK AND TRUST COMPANY
                             Custodian Fee Schedule
                        NEUBERGER AND BERMAN FUND COMPLEX

Equity Managers Trust:
---------------------
 .     Neuberger and Berman Focus Portfolio
 .     Neuberger and Berman Genesis Portfolio
 .     Neuberger and Berman Guardian Portfolio
 .     Neuberger and Berman Manhattan Portfolio
 .     Neuberger and Berman Partners Portfolio
 .     Neuberger and Berman Socially Responsive Portfolio

Income Managers Trust:
---------------------
 .     Neuberger and Berman Cash Reserves Portfolio
 .     Neuberger and Berman Government Money Portfolio
 .     Neuberger and Berman Limited Maturity Bond Portfolio
 .     Neuberger and Berman Municipal Money Portfolio
 .     Neuberger and Berman Municipal Securities Portfolio
 .     Neuberger and Berman New York Insured Intermediate Portfolio
      Neuberger and Berman Ultra Short Bond

Advisers Managers Trust:
-----------------------
 .     AMT Balanced Investments
 .     AMT Government Income Investments
 .     AMT Growth Investments
 .     AMT International Investments
 .     AMT Limited Maturity Bond Investments
 .     AMT Liquid Asset Investments
 .     AMT Partners Investments

I.    ADMINISTRATION

      Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchase and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by sources authorized by the funds.



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Custodian Fee Schedule
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      The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


                       ANNUAL FEES PER PORTFOLIO
                       -------------------------

                                          Custody, Portfolio
      Fund Net Assets                     and Fund Accounting
      ---------------                     -------------------

      $  0 -  $ 20 million                      .075%
      $ 20 -  $100 million                      .037%
      $100 -  $200 million                      .028%
      $200 -  $500 million                      .014%
      Over    $500 million                      .013%

II.   GLOBAL CUSTODY

      These fees are divided into two categories: Transaction Charges and Holdings Charges which are calculated based on the following country groups:

      A.    Country Grouping
            ----------------


========================================================================================================
 Group A           Group B          Group C           Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

USA               Austria          Australia         Denmark          Indonesia        Argentina
--------------------------------------------------------------------------------------------------------
                  Canada           Belgium           Finland          Malaysia         Bangladesh
--------------------------------------------------------------------------------------------------------
                  Euroclear        Hong Kong         France           Philippines      Brazil
--------------------------------------------------------------------------------------------------------
                  Germany          Netherlands       Ireland          Portugal         Chile
--------------------------------------------------------------------------------------------------------
                  Japan            New Zealand       Italy            So. Korea        China
--------------------------------------------------------------------------------------------------------
                                   Singapore         Luxembourg       Spain            Columbia
--------------------------------------------------------------------------------------------------------
                                   Switzerland       Mexico           Sri Lanka        Czech Republic
--------------------------------------------------------------------------------------------------------
                                                     Norway           Sweden           Cyprus
--------------------------------------------------------------------------------------------------------
                                                     Thailand         Taiwan           Greece
--------------------------------------------------------------------------------------------------------




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========================================================================================================
 Group A           Group B          Group C           Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------

                                                     U.K.                              Hungary
--------------------------------------------------------------------------------------------------------
                                                                                       India
--------------------------------------------------------------------------------------------------------
                                                                                       Israel
--------------------------------------------------------------------------------------------------------
                                                                                       Morocco
--------------------------------------------------------------------------------------------------------
                                                                                       Pakistan
--------------------------------------------------------------------------------------------------------
                                                                                       Peru
--------------------------------------------------------------------------------------------------------
                                                                                       Poland
--------------------------------------------------------------------------------------------------------
                                                                                       So. Africa
--------------------------------------------------------------------------------------------------------
                                                                                       Turkey
--------------------------------------------------------------------------------------------------------
                                                                                       Uruguay
--------------------------------------------------------------------------------------------------------
                                                                                       Venezuela
--------------------------------------------------------------------------------------------------------

      B.    Transactions Charges
            --------------------

========================================================================================================
       Group A            Group B         Group C         Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

State Street Bank           $25             $50             $60              $70             $150
Repos or Euros - $7.00
--------------------------------------------------------------------------------------------------------
DTC or Fed Book
Entry - $12.00
--------------------------------------------------------------------------------------------------------
All Other - $25.00
========================================================================================================




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Custodian Fee Schedule
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      C.    Holdings Charges
            ----------------


========================================================================================================
    Group A           Group B          Group C           Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

      1.5               5.0              6.0              10.0             25.0              40.0
--------------------------------------------------------------------------------------------------------


III.  Portfolio Trades - For Each Line Item Processed

      State Street Bank Repos                                         $  7.00
      DTC of Fed Book Entry                                           $ 12.00
      New York Physical Settlements                                   $ 25.00
      Maturity Collection (NY Physical Items Only)                    $  8.00
      All Other Trades                                                $ 16.00

IV.   Option

      Option charge for each option written or closing contract, per issue, per broker $25.00 Option expiration charge, per issue, per broker$15.00 Option exercised charge, per issue, per broker$15.00

V.    Lending of Securities

      Deliver loaned securities versus cash collateral                $20.00
      Deliver loaned securities versus securities collateral          $30.00
      Receive/deliver additional cash collateral                      $ 6.00
      Substitutions of securities collateral                          $30.00
      Deliver cash collateral versus receipt of loaned securities $15.00 Deliver securities collateral versus receipt of loaned
      securities                                                      $25.00
      Loan administration - mark-to-market per day, per loan          $ 3.00

VI.   Interest Rate Futures

      Transactions - no security movement                             $ 8.00

VII.  Pricing Service

      Monthly Quote Charge (based on average number of
      positions in portfolio)                                         $ 6.00



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VIII.       Holding Charge

      For each issue maintained - monthly charge                      $ 5.00

IX.   Principal Reduction Payments

      Per Paydown                                                     $10.00

X.    Dividend/Interest Collection Charges

      For items held at the request of traders over record
      date in street form                                             $50.00

XI.   Spoke Configuration

      Annual fee of $10,000 per each series in each Spoke Entity

      Spoke Entities:
      --------------
      Neuberger  and  Berman  Equity  Funds  (except N & B  International  Fund)
      Neuberger and Berman Equity Trust Neuberger and Berman Income Funds Neuberger and Berman Income Trust Neuberger and Berman Advisers Management Trust Neuberger and Berman Equity Assets

XII.  Special Services

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.

XIII.       Out-of-Pocket Expenses

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

 .     Wire charges relative to custodian functions ($5.25 per wire in and $5.00 out)
 .     Postage and Insurance
 .     Courier Service
 .     Duplicating
 .     Legal fees in jointly agreed upon situations
 .     Supplies related to fund records
 .     Rush transfer -- $8.00 each
 .     Transfer fees


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 .     Sub-custodian charges
 .     Price Waterhouse audit letter
 .     Federal Reserve fee for return check items over $2,500 - $4.25
 .     GNMA Transfer - $15 each

XIV.  Payment and Earnings Credit

      The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.

      An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.

NEUBERGER & BERMAN FUND COMPLEX                 STATE STREET BANK AND TRUST CO.

By:     /s/ Michael J. Weiner                   By:  /s/ K. Griffin
      -----------------------------------            --------------------------

Title:  Vice President N&B Equity Assets        By:  Vice President
      -----------------------------------            --------------------------

Date:   7-31-96                                 Date:    7-31-96
      -----------------------------------            --------------------------